CONFIDENTIAL SEVERANCE AND CONSULTING AGREEMENT

         This Confidential Severance and Consulting Agreement ("Agreement") is entered into as of the 2nd day of November, 1998 (the "Termination Date") in the State of Arizona by and between Kevin M. Hickey ("Employee"), and Viasoft, Inc., a Delaware corporation, (the "Company").

                                    RECITALS

         WHEREAS, Employee is currently employed by the Company as President and Chief Operating Officer; and

         WHEREAS, Employee desires, as of the Termination Date, to resign as an officer and employee of the Company; and

         WHEREAS, the Company is willing to accept such resignations but desires, commencing on the Termination Date, to retain the services of Employee to provide for a smooth transition of the duties of his office and for the purpose of providing consulting advice in the areas of general operations and strategic partnerships; and

         WHEREAS, the parties desire to express in a written agreement their mutual agreements, covenants, promises, and understandings with respect to the termination of Employee's employment relationship and the terms of the consulting relationship.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement, the parties agree and declare as follows:

         1. TERMINATION OF EMPLOYMENT. Employee hereby resigns as an employee and officer of the Company, effective as of November 2, 1998, and the Company accepts such resignation. Employee acknowledges that the Company paid Employee on or before October 31, 1998, for his regular existing salary through October 31, 1998 and his accrued but unused vacation time, all net of applicable withholding taxes. Employee acknowledges that the Company has paid Employee all wages and compensation to which he was entitled as an employee of the Company. The parties acknowledge and agree that Employee shall not be an employee of the Company after the Termination Date, notwithstanding Employee's continued receipt of certain sums as described in this Agreement.

         2. SEVERANCE BENEFITS.

                  a. SEVERANCE PAY. The Company will: (1) continue paying Employee his existing salary, net of applicable withholding, through April 30, 1999, on the Company's regular pay days; and (2) continue Employee's group health plan coverage through April 30, 1999, with Employee's portion of the premium for such coverage deducted from the severance payments described above. The Company also shall reimburse Employee for any valid business expenses he incurred on or prior to October 31, 1998, in accordance with the Company's Travel and Expense policy, provided the expenses are submitted to the Company on or before November 30, 1998. The Company also shall reimburse Employee for amounts, if any, for which Employee is entitled to reimbursement under the Company's Employee Stock Purchase Plan through and including the Termination Date.

                  b. CONDITIONS. Employee will be entitled to receive the severance benefits and other consideration set forth in this Agreement provided that:

                           (1) Employee has not revoked  this  Agreement  within
the applicable revocation period described in Section 9 below; and

                           (2) The Company  has  received  written  confirmation
from Employee, in the form attached hereto as Exhibit A, dated not earlier than the day after the expiration of the applicable revocation period described in
Section 9 below, that Employee has not revoked and will not revoke this Agreement; and

                           (3)   Employee   fulfills   his   obligations   as  a
consultant, as reasonably requested by the Company, as set forth in Section 4 below.

                  c. CONSIDERATION. Employee acknowledges that it is not the Company's usual policy to provide all of the severance benefits and other consideration set forth in this Agreement, and that he would not be entitled to those benefits and consideration if he were not releasing his Claims under this Agreement.

         3. WAIVER AND RELEASE OF CLAIMS. Employee covenants not to sue for, and waives and releases all of his existing rights to, any relief of any kind from the Company, its insurers, affiliates, divisions, directors, officers, shareholders, employees, agents, successors, assigns, and members ("the Employer"), including without limitation all claims that arise out of or that relate to his employment or the termination of his employment with the Company, all claims that arise out of or that relate to the statements or actions of the Employer or any oral or written contract or agreement with the Employer, all claims that arise under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Arizona Employment Protection Act, the Americans with Disabilities Act, and the Arizona Civil Rights Act, all claims for relief or other benefits under any federal, state, or local statute, ordinance, regulation, or rule of decision, all claims that Employer engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, or rule of decision, and all claims for stock options or other rights with respect to the Company's equity securities, attorneys' fees, liquidated damages, punitive damages, costs, and disbursements ("Claims"); provided, however, that this release does not apply to any rights of Employee accrued through and including the Termination Date under the Employee's stock option agreements listed in Exhibit C. If Employee breaches the covenant not to sue described in this paragraph, Employee agrees to indemnify, hold harmless, and reimburse the Employer for attorneys' fees and costs the Employer incurs defending Employee's action.

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
         4. CONSULTING SERVICES.

                  a. ENGAGEMENT AS A CONSULTANT. Employee agrees to provide the consulting services described on Exhibit B during the period commencing on the Termination Date and ending on April 30, 1999 (the "Consulting Term"). Employee shall devote such time, attention and energies to the business of the Company as is reasonably necessary in order to provide the services described herein.

                  b. EXPENSES. During the Consulting Term, the Company shall reimburse Employee for all reasonable out-of-pocket business expenses incurred in performing the consulting services as documented in accordance with Company policies. Single item expenses over $300 shall be approved by the Company prior to Employee incurring those charges.

                  c. AMENDMENT OF EXISTING STOCK RIGHTS. Employee agrees, and the Company hereby confirms, that as of immediately prior to the Termination Date, all of Employee's vested and unvested rights to acquire stock or other equity securities of the Company are accurately and completely set forth on Exhibit C hereto. After this Agreement becomes effective in accordance with
Section 9 hereof, each stock option agreement described on Exhibit C, and attached to Exhibit C, is hereby amended to provide that during the Consulting Term, the options thereunder shall continue to vest and shall continue to be exercisable, in accordance with the terms and conditions thereof, as if Employee's employment with the Company had not terminated, except as set forth in Section 4(e) below. Termination or expiration of this Agreement or the Consulting Term shall be treated in the same manner as termination of employment under such stock option agreements. Employee acknowledges and agrees that as a result of the foregoing amendments, any incentive stock options described on Exhibit C shall hereafter be treated as non-qualified stock options.

                  d. NATURE OF RELATIONSHIP. Employee acknowledges and agrees that he is an independent contractor and will not act as an agent of the Company nor be deemed an employee of the company for any purpose, including without limitation for the purposes of any employee benefit programs, income tax withholding, F.I.C.A. taxes, unemployment benefits, or otherwise. Employee shall not enter into any agreement or incur any obligations on behalf of the Company, or commit the Company in any manner without the Company's prior written consent. Employee agrees to timely pay any and all taxes that may be owed to state and federal taxing authorities related to the payments and other consideration paid by the Company during the Consulting Term. In the event any person or entity, including, without limitation, any governmental entity or any taxing authority, challenges the characterization of the payments made by the Company under the Consulting Term or the treatment of those items for tax purposes, or if it is alleged or determined by any of the foregoing persons or entities that withholding or other taxes are due and owing with respect to the payments made by the Company under the Consulting Term, Employee agrees to indemnify, hold harmless, and defend the Company on demand for, from, and against all liability, loss, damage, or other allegations directly or indirectly arising from or related to any such challenge, determination, or allegation, including without limitation any and all state and federal taxes, interest, penalties, attorneys' fees, and costs. The parties further agree that they will not challenge the

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
characterization of any payments and withholding treatment made by the Company under the Consulting Term.

                  e. TERMINATION.

                           (1)   TERMINATION   BY  EMPLOYEE   FOR  BREACH.   The
Consulting Term may be terminated by Employee if the Company commits a material breach of the terms and conditions of this Agreement and the Company fails to cure such breach within thirty (30) days after delivery of Employee to the Company of a written notice setting forth the nature and extent of such breach. If the Consulting Term is terminated for Company breach, the Company shall accelerate the vesting of all options that would have otherwise vested during the Consulting Term in accordance with Section 4(c) above and shall reimburse Employee in accordance with Section 4(b) above for all expenses reimbursable thereunder incurred by Employee through the date of termination.

                           (2) TERMINATION BY COMPANY FOR BREACH. The Consulting
Term may be terminated by the Company if the Employee commits a material breach of the terms and conditions of this Agreement or habitually neglects his duties hereunder and the Employee fails to cure such breach within ten (10) days after delivery of Company to the Employee of a written notice setting forth the nature and extent of such breach. If the Consulting Term is terminated for Employee breach, the Company shall continue to pay to Employee all severance and insurance benefits hereunder through April 30, 1999, but all vesting of stock options hereunder shall cease as of the date of the termination of the Consulting Term.

                  f.  EXCLUSIVE  REMEDY.  Except as  expressly  provided in this
Section 4, upon the expiration or termination of the Consulting Term, the Company shall not have any liability or obligation of any kind or character to Employee under the terms of this Agreement or in connection with the expiration or termination hereof.

         5. INDEMNIFICATION. Notwithstanding any other provision of this Agreement, the Company agrees to indemnify Employee in accord with Article IX of the Company's Restated Certificate of Incorporation dated February 23, 1995 as the same may be amended from time to time.

         6. MUTUAL CONFIDENTIALITY.

                  a. GENERAL STANDARD. The parties intend that the terms and conditions upon which this matter has been settled, including the provisions of this Agreement ("Confidential Information"), will be forever treated as confidential. Employee and the Company will not disclose Confidential Information to any person or entity at any time, except as provided herein.

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
                  b. EXCEPTIONS.

                           (1) It will not be a violation of this  Agreement for
Employee to disclose Confidential Information to his attorneys.

                           (2) It will not be a violation of this  Agreement for
Employee to disclose Confidential Information to his spouse, to his accountants or to his tax planners, provided that if Employee discloses Confidential Information to any such person, he must simultaneously inform that person that the information is considered confidential, and that the person cannot disclose the information to any other person without the advance written consent of Employee and the Company. Any disclosure of Confidential Information by any such person will be considered a disclosure by Employee.

                           (3) It will not be a violation of this  Agreement for
the Company to disclosure Confidential Information to its attorneys, to its auditors, to its insurers, to its accountants, to its tax planners, to the Securities and Exchange Commission, National Association of Securities' Dealers, or other governmental entities or self-regulatory organizations, to its affiliates, divisions, directors, officers, shareholders, employees, representatives, or other agents who have a legitimate reason to obtain the Confidential Information in the course of performing their duties or responsibilities for the Company, or as necessary or advisable in compliance with its disclosure obligations under applicable law or accounting rules.

                           (4) It will not be a violation of this  Agreement for
either party to give truthful testimony in response to direct questions asked pursuant to an enforceable court order obtained after providing notice to the other party, which order pays due regard to the concerns for confidentiality expressed by the parties herein.

         7. NON-DISPARAGEMENT. Employee will not disparage, defame, or besmirch the reputation, character, image, or services of the Company, its affiliates, divisions, directors, officers, shareholders, employees, or agents.

         8. CLAIMS INVOLVING THE COMPANY. Employee will not recommend or suggest to any potential claimants or plaintiffs or their attorneys or agents that they initiate claims or lawsuits against the Company or any of its affiliates, divisions, directors, officers, shareholders, employees, agents, successors, or assigns, nor will Employee voluntarily aid, assist, or cooperate with any such claims or lawsuits; provided, however, that this paragraph will not be construed to prevent Employee from giving truthful testimony in response to direct
questions   asked  pursuant  to  a  lawful  subpoena  during  any  future  legal proceedings.

         9. TIME TO CONSIDER AGREEMENT AND RIGHT TO REVOKE.

                  a. TIME TO CONSIDER AGREEMENT. Employee understands that he may take at least 21 (twenty-one) calendar days to decide whether to sign this Agreement, provided, however, that Employee has requested and the Company has

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
agreed that Employee may execute this Agreement before the expiration of that period if he so chooses. Employee further understands that the Company's offer as set forth in this Agreement shall expire on December 4, 1998 at 5:00 p.m. unless Employee executes the Agreement and the Company receives it prior to that time.

                  b. RIGHT TO REVOKE. Employee understands that he has the right to revoke this Agreement for any reason within 7 (seven) calendar days after he signs it by signing and delivering to the Company within this 7 (seven) day period a letter indicating his intention to revoke this Agreement. Employee understands that this Agreement will not become effective or enforceable unless and until he has not revoked it and the applicable revocation period has expired.

         10. RETURN OF COMPANY PROPERTY. Employee agrees to promptly return to the Company all property that belongs to the Company, including without limitation all equipment, supplies, documents, files, computer disks, and Employee agrees to remove from any personal computer all data files containing Company information.

         11. CONFIDENTIALITY AGREEMENT. Employee acknowledges and reaffirms his obligations under the Company's Employment Confidentiality and Proprietary
Information Agreement dated January 18, 1993, a copy of which is attached as Exhibit D hereto, and such obligations shall continue to apply during the Consulting Term, and shall survive the consulting relationship, except as noted in Section 12(f) below.

         12. NON-COMPETITION AND SOLICITATION OF CUSTOMERS AND EMPLOYEES

                  a. NON-COMPETITION. Employee agrees that for a period of twelve (12) months after the Termination Date, he shall not, alone or with others, directly or indirectly, own, manage, operate, control, participate in, or be connected in any way whatsoever (including without limitation as an officer, agent, representative, consultant, employee, service provider, partner, creditor, or guarantor) with any person or entity that is engaged or about to become engaged in the business of providing any product or service which is then competitive with, or substantially similar to, a product or service provided by the Company anywhere in the world (a "Competing Business"). Ownership by Employee, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 12. Employee further agrees that for a period of twelve (12) months from the Termination Date, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by this Section 12 if such activity were carried out by Employee.

                  b. AGREEMENT NOT TO SOLICIT CUSTOMERS. Employee agrees that for a period of twelve (12) months after the Termination Date, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business (a) any person or entity whose account with the Company was sold or serviced (including maintenance) by the Company during the twelve (12) months preceding the Termination Date, or (b) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the twelve (12) month period prior to the Termination Date.

                  c. AGREEMENT NOT TO SOLICIT EMPLOYEES AND CONTRACTORS. Employee agrees that for a period of twelve (12) months after the Termination Date, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person then employed by the Company or then serving as a consultant, sales representative or distributor or reseller of the Company. This Section 12(c) shall not prohibit Employee from hiring Charlotte Klein only.

                  d.  REFORMATION.  In the  event  that  any  provision  in this
Section 12 is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable to the fullest extent allowable. Employee and the Company hereby agree that such amendment shall be accomplished as follows:

                           (1)  In the  case  of  duration,  the  length  of the
covenant or provision shall be reduced in increments of one (1) month each until it is of the greatest duration as may be enforceable under applicable law; and

                           (2) In the case of geographic  scope,  the geographic
scope of the covenant or provision shall be reduced until it is of the greatest geographic scope as may be enforceable under applicable law, which reduction shall be effected by eliminating in the following order, one by one, countries outside the United States, beginning with the country in which the Company received the least volume of gross revenue over the prior six (6) months, and continuing in the inverse order ranked by the Company's gross revenue over the prior six (6) months within each country until such scope is enforceable, and then, if necessary, by eliminating in the following order, one by one, individual States within the United States, beginning with the State in which the Company received the least volume of gross revenue over the prior six (6) months, and continuing in the inverse order ranked by the Company's gross revenue over the prior six (6) months within each State until such scope is enforceable, and then, if necessary and applicable, by eliminating in the following order the counties in the State of Arizona, beginning with the county in which the Company received the least gross revenue over the prior six (6) months, and continuing in the inverse order ranked by the Company's gross revenue over the prior six (6) months within each county in Arizona until such scope is enforceable.

                  e. REASONABLENESS. Employee and the Company agree that the covenants set forth in this Section 12 are appropriate and reasonable when considered in light of the nature and extent of the Company's business and the scope of Employee's responsibilities while employed by the Company. Employee acknowledges that: (i) the Company has a legitimate interest in protecting the Company's business activities; (ii) the covenants set forth herein are not oppressive to Employee and contain reasonable limitations as to time, scope, geographical area and activity; (iii) the covenants do not harm in any manner whatsoever the public interest; (iv) Employee can earn a livelihood without violating any of the covenants set forth herein; and (v) Employee has received

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and will  receive  substantial  consideration  for  agreeing to such  covenants, including without limitation the consideration received and to be received by Employee under this Agreement.

                  f. SUPERSEDES PRIOR OBLIGATIONS. The parties agree that the provisions of this Section 12 specifically supersede the obligations of Employee under Section 2(c) of his Employment Confidentiality and Proprietary Information Agreement, which is attached hereto as Exhibit D.

         13. FULL COMPENSATION. The payments made and other consideration provided under this Agreement constitute full compensation for and extinguish all Employee's Claims, including, but not limited to, all Claims for attorneys' fees, costs, and disbursements, and all Claims for any type of legal or equitable relief. Without limiting the foregoing, termination of the Consulting Term in accordance with Section 4(e) above shall not reinstate any extinguished Claims.

         14. EMPLOYEE COOPERATION. Employee agrees to cooperate in all reasonable requests of the Company, in connection with any litigation, administrative proceeding or any other claim of a third party against the Company relating to acts or omissions of Employee or of which Employee would have personal knowledge or other information, including, without limitation, providing information, deposition testimony, appearing in court, etc. The Company agrees to pay Employee all reasonable out-of-pocket expenses in connection with such assistance.

         15. NO ADMISSION OF WRONGDOING. This Agreement does not constitute an admission that any person or entity violated any local, state, or federal ordinance, regulation, ruling, statute, rule of decision, or principle of common law, or that any person or entity engaged in any improper or unlawful conduct or wrongdoing. Employee will not characterize this Agreement or the payment of any money or other consideration in accord with this Agreement as an admission or indication that any person or entity engaged in any improper or unlawful conduct or wrongdoing.

         16. LEGAL REPRESENTATION. Employee acknowledges that the Company has advised him to consult a lawyer regarding this Agreement before signing it, and that Employee has retained and consulted with his own attorneys prior to executing this Agreement. Employee acknowledges that he has had a full opportunity to consider this Agreement, that he has had a full opportunity to ask any questions that he may have concerning this Agreement, and that in deciding whether to sign this Agreement he has not relied upon any statements made by the Company or its attorneys, other than the statements made in this Agreement. Employee further acknowledges that he has read and understands the contents to this Agreement and that he executes this Agreement knowingly and voluntarily and based upon and with the opportunity to obtain independent legal advice of his own choosing. The parties acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto, or have had the opportunity for such counsel to review this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation

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of this  Agreement.  No  inference  in favor of, or against,  any party shall be drawn from the fact that one party has drafted any portion hereof.

         17. AUTHORITY. Employee represents and warrants that he has the authority to enter into this Agreement, and that he has not assigned any Claims to any person or entity.

         18. INVALIDITY. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, such a determination will not affect the validity, legality, or enforceability of the remaining provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and enforceable.

         19. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

         20. ENTIRE AGREEMENT. This Agreement and the other agreements referenced herein are intended to and do define the full extent of the legally enforceable undertakings of the parties, and no promises or representations, written or oral, that are not set forth explicitly in this Agreement are intended by any party to be legally binding, and all other agreements and understandings between Employee and the Company relating to Employee's employment with the Company are hereby superseded. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing, signed by all parties hereto.

         21. HEADINGS. The descriptive headings of the Sections and paragraphs of this Agreement are intended for convenience only, and do not constitute parts of this Agreement.

         22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         23. GOVERNING LAW. This Agreement will be construed in accord with, and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by, the laws of the State of Arizona.

         24. DISPUTE RESOLUTION. If there shall be any dispute between the Company and Employee whatsoever, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit E hereto, the provisions of which are incorporated as a part hereof, and the parties hereto agree that such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement. Notwithstanding anything herein to the contrary, nothing in this Section 24 or Exhibit E shall preclude either party from seeking interim or provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute, either prior to or during any of the negotiations or proceedings provided for herein, if deemed necessary by the party, in its discretion, to protect its interests. Further, this Section 24 shall be specifically enforceable. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS

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AGREEMENT,  WHICH  INCORPORATES  BINDING  ARBITRATION,  THE COMPANY AND EMPLOYEE
AGREE  TO  WAIVE  COURT  OR  JURY  TRIAL  AND  TO  WAIVE  PUNITIVE,   STATUTORY,
CONSEQUENTIAL AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES, TO THE FULLEST EXTENT ALLOWED BY LAW.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

         DATED this 28th day of December, 1998.



                                        /s/ Kevin M. Hickey
                                        ----------------------------------------
                                        Kevin M. Hickey

STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )

         The foregoing instrument was acknowledged before me this 28TH day of DECEMBER, 1998, by KEVIN M. HICKEY .


                                        /s/ Joni K. Summers
                                        ----------------------------------------
                                        Notary Public
My Commission Expires:

MARCH 30, 2000


         DATED this 5th day of February, 1999.

                                        Viasoft, Inc.


                                        By: /s/ Steven D. Whiteman
                                            ------------------------------------
                                            Steven D. Whiteman
                                            Chairman and Chief Executive Officer

STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )

         The foregoing instrument was acknowledged before me this 5TH day of February,1999, by STEVEN D. WHITEMAN.


                                         /s/ Joni K. Summers
                                         ---------------------------------------
                                         Notary Public


My Commission Expires:

MARCH 30, 2000

                                List of Exhibits

                     Exhibit A      Form of Non-Revocation Letter

                     Exhibit B      Description of Consulting Services

                     Exhibit C      Existing Stock Rights

                     Exhibit D      Employee Proprietary Rights Agreement

                     Exhibit E      Dispute Resolution Procedures


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